UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported) March 17, 2005

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ANDEAN DEVELOPMENT CORPORATION

(Name of Small Business issuer in its charter)

              FLORIDA

                    33-90696               65-0420146

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)

    Identification No.)

254-16 Midlake Boulevard, SE, Calgary, AB T2X 2X7

(Address of principal executive offices)

403.256.6730

(Registrant’s telephone number)

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Item 4.01   Changes in Registrant’s Certifying Accountant

On March 17, 2005, the Registrant’s Board of Directors dismissed Jewett, Schwartz & Associates of Hollywood, Florida as its independent auditors.  There are not now, nor have there ever been any disagreements with Jewett, Schwartz & Associates regarding any accounting or financial disclosure matters.

Jewett Schwartz & Associates in their report on the financial statements for the year ended December 31, 2003 contained no adverse opinion or disclaimer of opinion or was qualified as to audit scope or accounting principles.  As the registrant’s independent accountants they did express an opinion as to the ability of the Company to continue as a going concern. The comment from Jewett Schwartz & Associates reads as follows:

“The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are described in the notes to the financial statements.  These financial statements do not include any adjustment that might result from the outcome of this uncertainty.”

Madsen & Associates CPA’s, Inc. of Salt Lake City, Utah has been appointed the registrant’s new independent auditor on March 17, 2005.

The registrant has not consulted with Madsen & Associates, CPA’s, Inc. on any accounting matters prior to its engagement, with the exception of discussing terms of engagement.

The Board of Directors passed a resolution conforming the dismissal of Jewett, Schwartz & Associates and the appointment of Madsen & Associates, CPA’s Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDEAN DEVELOPMENT CORPORATION

/S/ Lance Larsen

     Lance Larsen, Secretary/Treasurer

Date   April 15, 2005